UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2011

AMERISAFE, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-12251	75-2069407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Highway 190 West

DeRidder, Louisiana 70634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 463-9052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

  AMERISAFE, Inc. (the “Company”), a specialty writer of high hazard workers’ compensation insurance, has announced that C. Allen Bradley, Jr., its Chairman and Chief Executive Officer, and G. Janelle Frost, its Chief Financial Officer, will make a presentation to investors at the Sidoti Fifteenth Annual New York Conference to be held March 22 and 23, 2011. The presentation is scheduled for Tuesday, March 22, 2011 at 9:20 eastern time. The slides attached to this report as Exhibit 99.1 were prepared for the presentation.

  The information in this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Items 7.01 and 9.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

  The exhibit to this report may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal securities law. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the Company’s 2010 Annual Report on Form 10-K and other documents that the Company has filed with the Securities and Exchange Commission. We do not intend to update these statements unless we are required by the securities laws to do so, and we undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1 Slides from presentation to be used on March 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISAFE, INC.

By:	/s/ Todd Walker
Todd Walker, Executive Vice President,
General Counsel, and Secretary

Date: March 21, 2011

3